EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                   State of
                                                                Incorporation or
                                                    Percent of   Organization of
         Parent                   Subsidiary        Ownership    Subsidiaries
         ------                   ----------        ---------    ------------

Troy Financial Corporation   The Troy Savings Bank      100%       New York

Troy Financial Corporation   The Troy Commercial Bank   100%       New York